SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549-1004

                                    FORM 8-K
                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported)  April 24, 2001

                         Commission File Number 1-5324



                               NORTHEAST UTILITIES

             (Exact name of registrant as specified in its charter)


                  MASSACHUSETTS                 04-2147929



              (State or other jurisdiction of          (I.R.S. Employer
              incorporation or organization)         Identification No.)


         174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0010

             (Address of principal executive offices)        (Zip Code)


                                     (413) 785-5871

                 (Registrant's telephone number, including area code)


                                   Not Applicable

            (Former name or former address, if changed since last report)





ITEM  9. REGULATION FD DISCLOSURE

On April 24, 2001, Northeast Utilities issued the following News Release announcing first quarter 2001 earnings:

NEWS RELEASE


Contact:     Jeffrey R. Kotkin
Office:      (860) 665-5154

NU ANNOUNCES FIRST-QUARTER EARNINGS

   HARTFORD, Connecticut, April 24, 2001-Northeast Utilities (NU) today announced first-quarter 2001 earnings before the cumulative effect of an accounting change of $134.6 million, or $0.93 per share, compared with earnings of $74.6 million, or $0.55 per share, for the same period of 2000.

   Including the accounting change, a $22.4 million charge related to the adoption of SFAS-133 (Accounting for Derivative Instruments and Hedging Activities), NU earned $112.2 million, or $0.78 per share, in the first quarter of 2001.

   Michael G. Morris, NU chairman, president and chief executive officer, said the first-quarter results included two major nonrecurring items, in addition to the adoption of SFAS-133. NU recognized an after-tax gain of $124.8 million, or 87 cents per share, related to the sale of the Millstone Nuclear Station to Dominion Resources, Inc. on March 31, 2001. The gain related primarily to the sale of the Millstone 3 interests of Public Service Company of New Hampshire (PSNH) and several unaffiliated owners, not to the Millstone interests of The Connecticut Light and Power Company (CL&P) and Western Massachusetts Electric Company (WMECO). The net gain from the sale of the CL&P and WMECO interests in Millstone was used to write down the two companies' stranded costs. CL&P, WMECO and PSNH are all NU operating subsidiaries.

   Additionally, NU recorded a non-cash charge of $43.4 million, or 30 cents a share, related to the forward purchase of 10.1 million NU common shares in December 1999 and January 2000. Those shares were purchased at an average price of $21.26. Under new accounting rules, NU was required to write down the difference between $21.26 and the price at which NU shares closed on March 30, 2001 ($17.38), plus carrying charges for the first quarter. NU is closing out that forward share purchase this week with the proceeds of the Millstone sale and financing related to industry restructuring and expects to record a gain or loss in the second quarter of 2001 relating to the difference between $17.38 and the closing price of NU shares the day the forward purchase is closed.

   Absent the nonrecurring gains and losses noted above, NU earned $53.2 million, or $0.36 per share, in the first quarter of the year. There were no
significant nonrecurring items in the first quarter of 2000.   Morris said
the earnings of NU's regulated subsidiaries were reduced in 2001 by the scheduled refueling of the Millstone 3 nuclear plant, which began February 3 and ended March 31. The refueling resulted in higher costs and lower revenues for CL&P and WMECO, costing NU approximately $19 million after-tax, or $0.13 per share, compared with the first quarter of 2000. Regulated business operating earnings also fell by nearly $7 million, or $0.05 per share, as a result of a 5 percent rate reduction that took effect at PSNH on October 1, 2000.

   On the other hand, Yankee Energy Services, Inc., parent of Connecticut's largest natural gas distribution company, earned $15.6 million in the first quarter of 2001. Yankee Energy merged with NU on March 1, 2000 and in March 2000 it earned $1.9 million. The full quarter of Yankee Energy results added approximately $0.10 per share to earnings.

   Operation and maintenance costs for the regulated electric companies declined slightly, despite an after-tax charge of approximately $4 million, or $0.03 per share, for NU's Voluntary Separation Program under which approximately 340 NU employees accepted an early retirement offer. Those employees are retiring between March 1, 2001 and February 28, 2002 and the resulting savings are expected to benefit year-over-year financial results over the next four quarters, Morris said.

   Results at NU's unregulated energy companies were also hurt by nuclear
refueling outages.   Extended refueling outages at Millstone 3 and the
Seabrook nuclear plant caused Select Energy, Inc., NU's unregulated energy marketing subsidiary, to have to acquire energy for resale at higher costs. As a result, NU's unregulated energy businesses lost $4.2 million, or $0.03 per share, in the first quarter of 2001, compared with a profit of $10 million, or $0.07 per share, in the first quarter of 2000.

   Morris said NU continues to project operating earnings of between $1.40 per share and $1.60 per share in 2001. That estimate excludes nonrecurring items.

   NU operates New England's largest energy delivery system with approximately 1.77 million electric customers in Connecticut, New Hampshire and Massachusetts and 187,000 natural gas customers in Connecticut, and is one of the largest competitive energy suppliers in New England. With the closing out of the forward share purchase noted earlier, NU will reduce its outstanding share count from approximately 144 million shares to approximately 134 million shares.

   This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements of future expectations and not facts. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as competition and industry restructuring, changes in economic conditions, changes in historical weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines, technological developments and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in NU's reports to the Securities and Exchange Commission.




April 24, 2001


                                  NORTHEAST UTILITIES AND SUBSIDIARIES
                                  ------------------------------------
                                             FINANCIAL REPORT
                                             ----------------


                                                          Three Months Ended             Twelve Months Ended
                                                               March 31,                      March 31,
                                                       ----------------------------   ---------------------------
                                                           2001           2000            2001           2000
                                                       ------------- --------------   ------------   ------------
                                                            (Thousands of Dollars, Except Share Information)


Operating Revenues                                       $1,800,544     $1,382,321     $6,294,843     $4,810,165
                                                       ============= ==============   ============   ============

Earnings for common shares:
  Before extraordinary loss and cumulative
    effect of accounting changes, net of taxes             $134,595        $74,587       $265,303        $90,359
  Extraordinary (loss), net of tax benefits
    of $169,562                                               -             -            (233,881)          -
  Cumulative effect of accounting changes,
    net of tax benefits of $14,908                          (22,432)        -             (22,432)          -
                                                       ------------- --------------   ------------   ------------
    Total Net Income                                       $112,163        $74,587         $8,990        $90,359
                                                       ============= ==============   ============   ============
Fully Diluted Earnings Per Common Share:
  Before extraordinary loss and cumulative
    effect of accounting changes, net of taxes                $0.93          $0.55          $1.84          $0.68
  Extraordinary (loss), net of taxes                           -             -              (1.63)           -
  Cumulative effect of accounting changes,
    net of taxes                                              (0.15)         -              (0.15)           -
                                                       ------------- --------------   ------------   ------------
Total Fully Diluted Earnings Per Common Share                 $0.78          $0.55          $0.06          $0.68
                                                       ============= ==============   ============   ============
Common Shares Outstanding
 (fully diluted)                                        144,314,339    136,229,530    144,046,071    133,088,092
                                                       ============= ==============   ============   ============


The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about the Northeast Utilities System and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.





                                             Northeast Utilities and Subsidiaries
                                             ------------------------------------
                                              Consolidated Statements of Income
                                              ---------------------------------

                                                        Three Months Ended              Twelve Months Ended
                                                             March 31,                       March 31,
                                                     ------------------------------- --------------------------------
                                                          2001              2000          2001             2000
                                                     ---------------    ------------ ---------------  ---------------
                                                          (Thousands of Dollars, Except Share Information)

Operating Revenues                                       $1,800,544      $1,382,321      $6,294,843       $4,810,165
                                                     ---------------    ------------ ---------------  ---------------
Operating Expenses:
  Operation -
    Fuel, purchased and net interchange power             1,166,972         768,372       3,719,825        2,243,670
    Other                                                   182,796         201,461         830,952          863,704
  Maintenance                                                88,681          50,768         293,797          294,036
  Depreciation                                               60,629          60,392         240,035          278,349
  Amortization of regulatory assets, net                    719,856          45,132         950,863          579,043
  Federal and state income taxes                             54,381          62,425         221,989          220,868
  Taxes other than income taxes                              75,887          58,362         256,112          249,101
  Gain on sale of utility plant                            (653,872)           -           (653,297)        (308,914)
                                                     ---------------    ------------ ---------------  ---------------
       Total operating expenses                           1,695,330       1,246,912       5,860,276        4,419,857
                                                     ---------------    ------------ ---------------  ---------------
Operating Income                                            105,214         135,409         434,567          390,308
                                                     ---------------    ------------ ---------------  ---------------
Other Income:
  Gain on sale of utility plant                             202,159            -            202,159          -
  Loss on share repurchase contracts                        (43,443)           -            (43,443)         -
  Nuclear related costs                                       2,140          (2,801)        (12,966)         (72,496)
  Other, net                                                 (1,333)          7,474           4,091          (19,468)
  Minority interest in loss of subsidiary                    (2,325)         (2,325)         (9,300)          (9,300)
  Income taxes                                              (57,918)          7,836           2,552           83,714
                                                     ---------------    ------------ ---------------  ---------------
        Other income, net                                    99,280          10,184         143,093          (17,550)
                                                     ---------------    ------------ ---------------  ---------------
      Income before interest charges                        204,494         145,593         577,660          372,758
                                                     ---------------    ------------ ---------------  ---------------
Interest Charges:
  Interest on long-term debt                                 43,668          55,884         188,481          246,517
  Other interest                                             23,527          10,364         111,768           14,309
                                                     ---------------    ------------ ---------------  ---------------
      Interest charges, net                                  67,195          66,248         300,249          260,826
                                                     ---------------    ------------ ---------------  ---------------
      Income after interest charges                         137,299          79,345         277,411          111,932
Preferred Dividends of Subsidiaries                           2,704           4,758          12,108           21,573
                                                     ---------------    ------------ ---------------  ---------------
      Income before extraordinary loss and cumulative
        effect of accounting changes, net of taxes          134,595          74,587         265,303           90,359
Extraordinary (loss), net of tax benefits
  of $169,562                                               -                  -           (233,881)         -
Cumulative effect of accounting changes,
  net of tax benefits of $14,908                            (22,432)           -            (22,432)         -
                                                     ---------------    ------------ ---------------  ---------------
Net Income                                                 $112,163         $74,587          $8,990          $90,359
                                                     ===============    ============ ===============  ===============
Fully Diluted Earnings Per Common Share:
  Before extraordinary loss, net of taxes                     $0.93           $0.55           $1.84            $0.68
  Extraordinary (loss), net of taxes                         -                  -             (1.63)          -
  Cumulative effect of accounting changes,
    net of taxes                                              (0.15)            -             (0.15)          -
                                                     ---------------    ------------ ---------------  ---------------
Total Fully Diluted Earnings Per Common Share                 $0.78           $0.55           $0.06            $0.68
                                                     ===============    ============ ===============  ===============
Common Shares Outstanding
 (fully diluted)                                        144,314,339     136,229,530     144,046,071      133,088,092
                                                     ===============    ============ ===============  ===============

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about the Northeast Utilities System and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.






                                         Northeast Utilities and Subsidiaries
                                     ------------------------------------
                                              Consolidated Balance Sheets
                                        ---------------------------
                                                             March 31,
                                                      ----------------------
                                                          2001        2000
                                                      ----------  ----------
                                                       (Thousands of Dollars)
ASSETS
------

Utility Plant, at cost:
  Electric                                              $6,009,696  $9,237,679
  Gas and other                                            860,351     826,495
                                                       ----------- -----------
                                                         6,870,047  10,064,174
     Less: Accumulated provision for depreciation        3,487,588   6,373,365
                                                       ----------- -----------
                                                         3,382,459   3,690,809
  Unamortized PSNH acquisition costs                          -        317,332
  Construction work in progress                            206,851     179,516
  Nuclear fuel, net                                         29,264     113,378
                                                       ----------- -----------
     Total net utility plant                             3,618,574   4,301,035
                                                       ----------- -----------
Other Property and Investments:
  Nuclear decommissioning trusts, at market                 57,170     717,246
  Investments in regional nuclear generating
   companies, at equity                                     62,480      82,456
  Other, at cost                                           170,980     108,753
                                                       ----------- -----------
                                                           290,630     908,455
                                                       ----------- -----------
Current Assets:
  Cash and cash equivalents                              1,472,454     369,738
  Investments in securitizable assets                      256,431      80,742
  Receivables, net                                         532,573     448,356
  Unbilled revenues                                        118,927      88,918
  Fuel, materials and supplies, at average cost             94,195     174,442
  Recoverable energy costs, net - current portion              337      85,052
  Prepayments and other                                    139,384     108,338
                                                       ----------- -----------
                                                         2,614,301   1,355,586
                                                       ----------- -----------
Deferred Charges:
  Regulatory assets                                      4,031,123   3,596,828
  Unamortized debt expense                                  40,735      43,839
  Goodwill and other purchased intangible assets           334,512     345,372
  Prepaid pension                                          157,455      63,003
  Other                                                    158,605     126,890
                                                       ----------- -----------
                                                         4,722,430   4,175,932
                                                       ----------- -----------

  Total Assets                                         $11,245,935 $10,741,008
                                                       =========== ===========

                                                              March 31,
                                                       ----------------------
                                                           2001        2000
                                                       ----------  ----------
                                                       (Thousands of Dollars)
CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
  Common shareholders' equity:
   Common shares, $5.00 par value - authorized
    225,000,000 shares; 148,807,333 shares issued and
    143,978,260 shares outstanding in 2001 and
    148,546,234 shares issued and 143,150,550 shares
    outstanding in 2000                                   $744,037    $742,731
   Capital surplus, paid in                              1,086,918   1,102,278
   Deferred contribution plan - employee stock
    ownership plan                                        (111,264)   (124,626)
   Retained earnings                                       593,646     642,092
   Accumulated other comprehensive income                    5,745       1,524
                                                       ----------- -----------
     Total common shareholders' equity                   2,319,082   2,363,999
  Preferred stock not subject to mandatory redemption      116,200     136,200
  Preferred stock subject to mandatory redemption             -        119,789
  Long-term debt                                         2,148,297   2,443,989
                                                       ----------- -----------
     Total capitalization                                4,583,579   5,063,977
                                                       ----------- -----------
Rate reduction bonds                                     1,438,400        -
                                                       ----------- -----------
Minority Interest in Consolidated Subsidiary               100,000     100,000
                                                       ----------- -----------
Obligations Under Capital Leases                            17,363      53,126
                                                       ----------- -----------
Current Liabilities:
  Notes payable to banks                                 1,111,416     984,000
  Long-term debt and preferred stock -
   current portion                                         243,859     346,123
  Obligations under capital leases -
   current portion                                         144,840     115,285
  Accounts payable                                         653,281     437,492
  Payable to Millstone 3 joint owners                       84,512        -
  Accrued taxes                                            376,944     130,252
  Accrued interest                                          58,753      56,088
  Other                                                    136,163     127,338
                                                       ----------- -----------
                                                         2,809,768   2,196,578
                                                       ----------- -----------
Deferred Credits and Other Long-term Liabilities:
  Accumulated deferred income taxes                      1,358,660   1,721,263
  Accumulated deferred investment tax credits              131,760     144,882
  Decommissioning obligation - Millstone 1                    -        686,609
  Deferred contractual obligations                         237,108     341,983
  Other                                                    569,297     432,590
                                                       ----------- -----------
                                                         2,296,825   3,327,327
                                                       ----------- -----------

Total Capitalization and Liabilities                   $11,245,935 $10,741,008
                                                       =========== ===========


The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about the Northeast Utilities System and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.



                                          SIGNATURE
   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NORTHEAST UTILITIES
                                       (registrant)


                                       By:    /s/ Cheryl W. Grise
                                       Name:  Cheryl W. Grise
                                       Title: Senior Vice President, Secretary
                                       and General Counsel
Date:  April 25, 2001